EXHIBIT 10.10

             AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT
             ----------------------------------------------


               THIS AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of this 27th day of July, 1995, by and between FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender") and GENERAL TEXTILES, a California corporation ("Borrower").

                               W I T N E S S E T H
                               - - - - - - - - - -

               WHEREAS, Borrower and Greyhound Financial Capital Corporation, an Oregon corporation ("Original Lender") entered into a Loan and Security Agreement dated as of October 14, 1993, (the "Original Agreement"), which was amended by an Amendment No. 1 to Loan and Security Agreement dated as of July 11, 1994 (the "First Amendment") and by an Amendment No. 2 to Loan and Security Agreement dated as of March 31, 1995 (the "Second Amendment"; the Original Agreement, as amended by the First Amendment and the Second Amendment, being hereinafter collectively referred to as the "Loan Agreement") that evidences a loan from Lender to Borrower; and

               WHEREAS, effective as of December 31, 1994, Original Lender was merged with and into Lender (then known as Greyhound Financial Corporation), with Lender being the surviving corporation of such merger, and Lender succeeded to all the rights and obligations of Original Lender under the Loan Agreement and the Loan Documents; and

               WHEREAS, Borrower has asked Lender to modify the Loan Agreement in accordance with the terms of, and subject to the conditions contained in, this Amendment in order to, inter alia, increase the Total Facility and modify
                            ----- ----
certain of the covenants binding upon Borrower; and

               WHEREAS, Lender is willing to enter into this Amendment to so amend the Loan Agreement, upon the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of these recitals, the covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, Lender and Borrower agree as follows:

               1.   DEFINITIONS.   Unless otherwise defined in this Amendment,
                    -----------
all capitalized terms used herein which are defined in the Loan Agreement shall have the same meaning as set forth in the Loan Agreement.





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               2.   LOAN AGREEMENT.     Provided the conditions precedent
                    --------------
described in Section 4 of this Amendment are met to the satisfaction of Lender, the Loan Agreement is modified as follows:

               2.1 The Loan Agreement is hereby amended by adding the following definitions:

                    "Special Purpose Line" shall have the meaning set forth in
               Paragraph 2(D) of the Loan Agreement.

               2.2 The following definition added to the Loan Agreement pursuant to the First Amendment, shall be amended and restated in its entirety to read as follows:

                    "Adjusted Total Facility" shall mean, at any given time, the Total Facility (other than the portion of the Total Facility represented by the Capital Expenditure Line).

               2.3 Paragraphs 2(A) and 2(B) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                    2(A)  Total Facility.  Upon the terms and conditions set
                          --------------
     forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, Lender shall, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed Twenty-One Million Six Hundred Thousand Dollars ($21,600,000) (the "Total Facility"), subject to deduction of reserves as Lender deems proper from time to time in exercise of its reasonable credit judgment, which reserves may include, upon and during the continuance of an Event of Default, accrued interest and other reserves as Lender deems proper.

                    2(B)  Loans.  Advances of the Total Facility shall be
                          -----
     comprised of the following:

                          (i)    Inventory Loans:   A revolving line of credit
                                 ---------------
               consisting of loans against Borrower's Eligible Inventory ("Inventory Loans") in an aggregate outstanding principal amount not to exceed the lesser of (a) the amount obtained when the Advance Rate is multiplies by the value of Borrower's Eligible Inventory, calculated at the lower of cost or market and determined on a first-in, first-out basis; or (b) Twenty Million Dollars ($20,000,000). the Advance Rate shall equal fifty percent (50%); provided, however, that Lender shall increase the
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               Advance Rate to sixty percent (60%) at times mutually agreeable to Lender and Borrower, based upon projections supplied by Borrower and acceptable to Lender, in its sole discretion, indicating that Borrower requires additional working capital for seasonal purchases of inventory;

                         (ii)      Capital  Expenditure  Line.    The Capital
                                   --------------------------
               Expenditure Line in such amounts and on such terms as are set forth in the Second Amendment and in the Capex Note.

               2.4 The Loan Agreement shall be amended with the addition of a Paragraph 2(D) reading as follows:

                         Provided that all conditions precedent to the obligation of Lender to make an advance of the Inventory Loans have been satisfied, Borrower shall have the right, from time to time, upon written request to Lender, to obtain advances of the proceeds of the Inventory Loans pursuant to the provisions of this Paragraph (such advances, hereinafter the "Special Purpose Line"), the proceeds of which shall be used by Borrower to finance special purchases of inventory. Borrower shall not have the right to obtain an advance of the Special Purpose Line if such advance would cause the aggregate unpaid principal balance of the Inventory Loans to exceed $20,000,000. Borrower shall, however, have the right to obtain an advance of the Special Purpose Line even if such advance would cause the aggregate unpaid principal balance of the Inventory Loans to exceed the amount obtained when the Advance Rate is multiplied by the value of Borrower's Eligible Inventory, calculated at the lower of cost or market and determined on a first-in, first out basis.

               2.5 Paragraph 3(A) of the Loan Agreement shall be amended and restated in its entirety to read as follows:

                         (A)  Interest.  Borrower shall pay Lender interest on
                              --------
          the daily outstanding balance of Borrower's loan account at a per annum rate of two percent (2%) in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate (the "Base Rate"); provided, however, that the portion of
                                         --------  -------
          the Inventory Loans that constitutes the Special Purpose Line shall accrue interest on the daily outstanding balance of the Special Purpose Line at a per annum rate of three percent (3%) in excess of the Base Rate. The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective




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
          hereunder on the first day following the announcement of such change, provided, that a cumulative change of less than one-fourth of one
          --------
          percent (0.25% shall not be considered. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 260 days and actual days elapsed and will be payable to Lender in arrears on the first day of each month hereafter at its address set forth in Exhibit B of the Original Agreement.

          2.6 The provisions of Paragraph 3(B) of the Original Agreement, which were deleted from the provisions of the Original Agreement pursuant to the First Amendment, shall be inserted into the Original Agreement and shall read as follows:

                    (B)  Minimum Interest Charge.  With respect to each calendar
                         -----------------------
          month or portion thereof during the term of this Agreement, Borrower shall also pay to Lender on the first day of the next month, as a minimum charge, the amount by which accrued interest paid pursuant to Paragraph 3(A) for such month or portion thereof is less than $25,000 (the "Minimum Interest Charge"), provided, however, that during any
                                           --------  -------
          three calendar months selected by Borrower during each Loan Year, no Minimum Interest Charge shall be due; and further provided that as of
                                                    ------- -------- ----
          the end of any Loan Year, if Lender has not received accrued interest pursuant to paragraph 3(A) in an amount equal to at least $300,000, with such payment to be due within 15 days following the end of such Loan Year. With respect to the foregoing three calendar months in which no Minimum Interest Charge shall be due, Borrower shall be permitted to forego the payment of the Minimum Interest Charge during a particular calendar month only if Borrower has given Lender written notice to that effect on or before the 25th day of the previous month. Notwithstanding the occurrence of any Event of Default hereunder or termination of this Agreement by Lender as a result thereof, the Minimum Interest Charge shall be paid by Borrower for the unexpired portion of the Initial Term or any Renewal Term of this Agreement. However, in the event Borrower terminates this Agreement pursuant to the provisions of paragraph 17(D) hereof, not as a result of the occurrence of any Event of Default, no Minimum Interest Charge shall be due with respect to the period of time following the effective date of such termination.

               2.7 Paragraph 3 of the Original Agreement is hereby amended to add a new Paragraph 3(K) as follows:

                    (K)  Special Purpose Line Fee.  During each month or portion
                         ------------------------
          thereof that all or any part of the Special Purpose Line is outstanding, Borrower








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


       shall pay to Lender a fee in the amount of $1,000 which shall be due and payable concurrently with the making of the first advance of the Special Purpose Line made during such month and is fully earned by Lender upon full execution of this Amendment in consideration of Lender's agreement to hold itself willing and able to advance the proceeds of the Special Purpose Line upon the terms and conditions herein set forth.

            2.8 The provisions of Paragraph 17(C) of the Original Agreement shall be amended with the addition of the following sentence to appear immediately following the first sentence in that paragraph:

                 Notwithstanding the foregoing, unless this Agreement is sooner terminated, the principal balance of each advance of the Special Purpose Line and all accrued interest due and owing on such advance shall be due and payable in full on a date which shall be mutually agreeable to Borrower and Lender at the time of the making of such advance, not to exceed, however, the date which is 120 days from the date of the making of such advance.

            2.9 The provisions of Paragraph 23 of the Addendum, as amended by Paragraph 2.14 of the First Amendment, is hereby amended and restated in its entirety to read as follows:

                 23.    Unused Line Fee.  To the extent that the average
                        ---------------
       unpaid balance of the Inventory Loans does not exceed the Adjusted Total Facility, then Borrower shall pay to Lender a fee (the "Unused Line Fee") at a rate equal to one quarter percent (1/4%) per annum on the amount by which the Adjusted Total Facility exceeds such average daily unpaid balance. Such fee shall be payable to Lender in arrears on the first Business Day of each fiscal quarter of Borrower and shall be deemed earned at the time such fee accrues.

            2.10 The provisions of Paragraph 17(D) of the Original Agreement as amended by Paragraph 2.11 of the First Amendment, shall be amended and restated in its entirety to read as follows:

                 (D)    Early Termination; Termination Fee.  In addition to
                        ----------------------------------
       the procedures set forth in Paragraph 17(A), Borrower may terminate this Agreement at any time upon sixty (60) days' prior written notice and prepay the Obligations. Upon any such early termination by Borrower or any termination of this Agreement by Lender upon the occurrence of an Event of Default, then, and in any such event, Borrower shall pay to Lender upon the effective date of such termination a fee ("Termination Fee") in an amount equal to Twenty Thousand Dollars ($20,000.00) multiplied by the number of full or partial calendar months between the effective date of such termination and




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

       October 14, 1996. The Termination Fee shall be presumed to be the amount of damages sustained by Lender as a result of the early termination, and Borrower agrees that because it is difficult to calculate such damages, the Termination Fee provided for herein is reasonable under the circumstances.

            2.11 The provisions of Paragraph 22 of the Addendum, as amended by Paragraph 2.13 of the First Amendment, shall be amended and restated in its entirety to read as follows:

                 22.    Debt Service Coverage Ratio. Borrower covenants that,
                        ---------------------------
       so long as any Obligation remains outstanding and this Agreement is in effect, it shall maintain a ratio of Operating Cash Flow to Senior Contractual Debt Service of no less than 1.6 to 1.0. For purposes hereof, the term Operating Cash Flow shall mean, for any period, Borrower's net income or loss (excluding the effect of any extraordinary gains or losses from sales of property not in the ordinary course of business), determined in accordance with generally accepted accounting principles, plus each of the following items to the extent deducted from
                   ----
       the revenues of Borrower in the calculation of net income or loss: (i) depreciation; (ii) amortization; (iii) interest expense paid or accrued;
       (iv) non-cash rent expense; (v) amortization of debt discount; (vi) amortization of deferred finance costs; (vii) amortization of goodwill;
       (viii) amortization of store operating costs; and (ix) nonrecurring non-cash charges; less all actual Capital Expenditures made during such
                     ----
       period but only to the extent of those Capital Expenditures made out of Borrower's internally generated funds; and plus any tax refunds received
                                                  ----
       by Borrower under the Tax Allocation Agreement (as defined in Paragraph 44 of the Addendum), to the extent not included in net income. For purposes hereof, Senior Contractual Debt Service shall mean for any period, the sum of payments made or required to be made by Borrower during such period for interest and scheduled principal payments due on each of (i) the Indebtedness owed to Lender, (ii) the Westinghouse Debt,
       (iii) the Guilford Term Debt together with scheduled principal and interest payments and lease payments due on Permitted Equipment Indebtedness and on the Permitted Guarantor Indebtedness. Borrower further covenants that, so long as any Obligation remains outstanding and this Agreement is in effect, it shall, at all times after such time as the Permitted Addition Indebtedness has been incurred, maintain a ratio of Operating Cash Flow to Contractual Debt Service of no less than
       1.4 to 1.0, in addition to the ratio set forth above. For purposes hereof, Contractual Debt Service shall mean, for any period, the sum of payments made or required to be made by Borrower during such period for interest and scheduled principal payments due on any and all Indebtedness of Borrower. The foregoing covenants shall be tested monthly. The foregoing covenants shall be tested monthly, on a rolling 12-month basis.



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       3.   Amendment Fee.  Concurrently with the full execution hereof,
            -------------
  Borrower agrees to pay to Lender an amendment fee in the amount of $40,000.00 which Borrower acknowledges is fully earned by Lender upon execution by Lender of this Agreement and which fee may be deducted from the first loan advance made following the date hereof.

       4.   Conditions Precedent.  The modifications described in Section 2 of
            --------------------
  this Amendment and the obligations of Lender set forth in this Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender.

            (a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender:

                        (i)    This Third Amendment;

                        (ii)   The Consent Agreement from the Guarantor;

                        (iii)  Such Amendments to the Affiliate Debt
       Subordination Agreement as Lender shall require, which amendment shall, without limitation, include provisions acknowledging that the increase in the Total Facility shall, for all purposes, be included within the definition of "Senior Indebtedness" as such term is used in the Affiliate Debt Subordination Agreement;

                        (iv) Such amendments to the Intercreditor Agreement as Lender shall require, which amendment shall, without limitation, include provisions acknowledging that the increase in the Total Facility shall, for all purposes be included within the definition "Working Capital Loan" as such term is used in the Intercreditor Agreement;

                        (v) Such amendments to the Subordination Agreement as Lender shall require, which amendment shall, without limitation, include provisions acknowledging that the increase in the Total Facility shall, for all purposes, be included within the definition "Working Capital Loan", as such term is used in the Subordinate Agreement;

                        (vi)   Any consents deemed necessary by Lender;

                        (vii) A corporate resolution of Borrower approving the transactions contemplated hereby to which it is a party;






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

                        (viii) A corporate resolution of Guarantor approving the transactions contemplated hereby to which it is a party;

                        (ix) An opinion from Borrower's and Guarantor's counsel, which counsel must be acceptable to Lender, with respect to such matters as Lender shall require.

                        (x)    Such other items as Lender may require.

                 (b) Lender shall have received a certificate of corporate status with respect to each of Borrower and Guarantor, dated within ten
       (10) days of the date hereof by the Secretary of State of the state of incorporation of Borrower and Guarantor, respectively, which certificate shall indicate that Borrower and Guarantor are in good standing in such state;

                 (c) There shall not then exist an Event of Default or any act or event which with notice, passage of time, or both would constitute an Event of Default.

                 (d) All the representations and warranties of the Loan Parties in the Loan Documents shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment.

                 (e) Lender shall have reviewed and approved a current UCC search on Borrower

                 (f)    Borrower shall have paid the amendment fee described in
       Section 3 above, all closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all others costs and expenses incurred by Lender in connection with the preparation of, closing of and disbursement of the advances pursuant to this Amendment, which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment.

            5.   Indebtedness Acknowledged.  Borrower acknowledges that the
                 -------------------------
  indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement or any of the other Loan Documents, with or without notice or lapse of time.

            6.   Validity of Documents.  Borrower hereby ratifies, reaffirms,
                 ---------------------
  acknowledges and agrees that the Loan Agreement and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

            7.   Reaffirmation of Warranties.  Borrower hereby reaffirms to
                 ---------------------------
  Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof. Borrower represents and warrants to Lender that with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

            8.   Ratification of Terms and Conditions.  All terms, conditions
                 ------------------------------------
  and provisions of the Loan Agreement, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control. Without limiting the generality of the foregoing, Borrower reaffirms its obligation to deliver to Lender Landlord's Consents with respect to all of Borrower's facilities in which Collateral is or is intended to be kept or maintained and further acknowledges that Lender has not waived its right to require the delivery of such Landlord's Consents.

            9.   Other Writings.  Lender and Borrower will execute such other
                 --------------
  writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.

            10.  Benefit of the Amendment.  The terms and provisions of this
                 ------------------------
  Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

            11.  Choice of Law.  The Loan Documents and this Amendment shall be
                 -------------
  performed and construed in accordance with the laws of the State of Arizona.

            12.  Entire Agreement.  Except as modified by this Amendment, the
                 ----------------
  Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.









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       13.  Counterparts; Telecopy Execution.  This Amendment may be executed
            --------------------------------
  in any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding affect of this Amendment.


                                 FINOVA CAPITAL CORPORATION, a
                                 Delaware corporation, successor-by-merger to
                                 Greyhound Financial Capital Corporation, an
                                 Oregon corporation



                                 By:  /s/ CARLOS VALLES
                                     -----------------------
                                     Name:  Carlos Valles
                                     Title: Vice President

                                 GENERAL TEXTILES, a California corporation



                                 By:  /s/ S. GERSTEL
                                     -----------------------
                                     Name:  S. Gerstel
                                     Title: S.V.P.





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

                          CONSENT OF GUARANTOR
                          --------------------

       The undersigned ("Guarantor") hereby executes this Consent for the purpose of (i) evidencing Guarantor's consent to the execution and performance of Amendment NO. 3 to Loan and Security Agreement (the "Third Amendment") by Lender and Borrower, (ii) reaffirming the terms of the Guaranty Agreement executed by Guarantor, (iii) evidencing Guarantor's agreement that the Borrower's Obligations as set forth in the Guaranty Agreement shall, for all purposes, include the Loan Documents, as amended by the Third Amendment, and shall further include all additional amounts which may be funded or advanced to Borrower pursuant to the Loan Agreement as amended by the Third Agreement, and (iv) ratifying and affirming all terms and provisions of the Guaranty Agreement. Except to the extent otherwise indicated, terms used herein with initial capital letters shall have the meanings set forth in the Loan Agreement, as amended.

       IN WITNESS WHEREOF, the undersigned has hereunto executed this Consent as of this 27th day of July, 1995.


                                 FAMILY BARGAIN CORPORATION, a
                                 Delaware corporation



                                 By:  /s/ JOSEPH EIGER
                                     -----------------------
                                     Name:  Joseph Eiger
                                     Title:  E.V.P.



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